Kronos Bio Reports Recent Business Progress and First-Quarter 2022 Financial Results

Preclinical data on CDK9 inhibitor KB-0742 presented at AACR add to evidence of potential activity in MYC-amplified and transcriptionally addicted tumors; company plans to announce RP2D and additional Phase 1 data in Q4 2022

$315.4 million in cash, cash equivalents and investments as of March 31, 2022, providing expected runway into the second half of 2024

San Mateo, Calif., and Cambridge, Mass., May 4, 2022 (GLOBE NEWSWIRE) – Kronos Bio, Inc. (Nasdaq: KRON), a company dedicated to transforming the lives of those affected by cancer and other serious diseases, today reported recent business progress and first quarter 2022 financial results.

“We continued to advance our three clinical programs this quarter and, in addition, presented preclinical data that support the development strategy for our internally discovered CDK9 inhibitor, KB-0742, at the AACR Annual Meeting,” said Norbert Bischofberger, Ph.D., president and chief executive officer of Kronos Bio. “Overall, we are pleased with our progress in executing against our goals and look forward to announcing the recommended Phase 2 dose and presenting additional clinical data for KB-0742 in the fourth quarter of this year.”

First Quarter and Recent Company Updates
•SYK Inhibitor Programs
◦During the first quarter, Kronos Bio opened additional sites for its Phase 1b/2 clinical trial of lanraplenib, the company's next generation spleen tyrosine kinase (SYK) inhibitor, in combination with gilteritinib in patients with FLT3-mutated acute myeloid leukemia (AML). The company anticipates dosing the first patient during the second quarter.
◦Kronos Bio is continuing to enroll patients in the registrational Phase 3 AGILITY clinical trial of entospletinib, a selective inhibitor targeting SYK, in combination with standard of care anthracycline and cytarabine (7+3) chemotherapy in patients with NPM1-mutated AML. Data are anticipated in the second half of 2023 with a primary endpoint of measurable residual disease (MRD) negative complete response.
•KB-0742
◦At the American Association for Cancer Research (AACR) Annual Meeting 2022 in April, Kronos Bio presented preclinical data that add to growing evidence in support of the company’s approach to the clinical development of KB-0742, its internally discovered, highly selective, oral cyclin dependent kinase 9 (CDK9) inhibitor. Data were presented from multiple preclinical translational model systems that support the development of the compound in triple-negative breast, ovarian and lung cancers, as well as lymphoma, chordoma and sarcoma.
◦The company is continuing with dose escalation in the Phase 1/2 study of KB-0742 and is on track to announce additional Phase 1 data, along with the recommended Phase 2 dose, in the fourth quarter of 2022. Kronos Bio presented initial data in the fourth quarter of 2021. A pharmacokinetic analysis showed oral bioavailability and dose-proportional exposure across the first three dose levels, with low to moderate variability between patients. KB-0742 had a terminal half-life of 24 hours, with approximately 2 to 2.5-fold accumulation between Day 1 and Day 10 among the 12 patients treated in the trial.

•Corporate Updates
◦Kronos Bio has implemented fiscal prudence measures, which provide expected cash runway into the second half of 2024, as announced earlier this year. These measures include deprioritizing a second Phase 1b/2 clinical trial of lanraplenib in combination with venetoclax/azacitidine to better focus the company’s resources on areas of greatest unmet medical need.
◦Kronos Bio announced the appointment of Dr. Elizabeth Olek, DO, MPH, as senior vice president, Clinical Development. Dr. Olek joined Kronos Bio from Loxo Oncology at Lilly.

First Quarter 2022 Financial Highlights

•Cash, Cash Equivalents and Investments: With its ongoing and currently planned clinical programs and $315.4 million in cash, cash equivalents and investments as of March 31, 2022, the company anticipates sufficient resources to fund its planned operations into the second half of 2024.

•R&D Expenses: Research and development expenses were $24.4 million for the first quarter of 2022, which includes non-cash stock-based compensation expense of $3.8 million.

•G&A Expenses: General and administrative expenses were $11.9 million for the first quarter of 2022, which includes non-cash stock-based compensation expense of $4.0 million.

•Net Loss: Net loss for the first quarter of 2022 was $36.3 million, or $0.65 per share, including non-cash stock-based compensation expense of $7.8 million.

About Kronos Bio, Inc.
Kronos Bio is an integrated discovery through late-stage clinical development biopharmaceutical company, focused on developing therapies that target the dysregulated transcription that causes cancer and other serious diseases. Kronos Bio’s lead investigational compound is entospletinib, an orally administered, selective inhibitor targeting spleen tyrosine kinase (SYK) in clinical development for the frontline treatment of NPM1-mutated acute myeloid leukemia (AML) in combination with intensive chemotherapy. The company is also developing KB-0742, an orally administered inhibitor of cyclin dependent kinase 9 (CDK9), in Phase 1/2 clinical development for the treatment of MYC-amplified or overexpressing solid tumors.

Kronos Bio is based in San Mateo, Calif., and has a research facility in Cambridge, Mass. For more information, visit www.kronosbio.com or follow the company on LinkedIn.

Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release, in some cases, uses terms such as “potential,” “look forward,” “anticipate,” “goal,” “plan,” “expect,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding Kronos Bio’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: projections from preclinical data; the anticipated announcement of additional clinical data and the timing thereof; the anticipated timing for reaching and announcing a recommended Phase 2 dose for KB-0742; the anticipated first patient dosing in the planned Phase 1b/2 clinical trial of lanraplenib in the second quarter of 2022; the anticipated sufficiency of the company’s resources to fund its planned operations into the second half of 2024; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: whether Kronos Bio will be able to initiate, progress or complete the current and planned clinical trials of entospletinib, lanraplenib and KB-0742 on the timelines expected, if at all, including due to risks inherent in the clinical development of novel therapeutics; risks related to Kronos Bio’s limited experience as a company in conducting clinical trials; the risk that results of preclinical studies and early clinical trials are not necessarily predictive of future results; and risks associated with the sufficiency of Kronos Bio’s cash resources and need for additional capital. These and other risks are described in greater detail in Kronos Bio’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022, and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which is being filed with the SEC later today. Any forward-looking statements that are made in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Except as required by law, Kronos Bio assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Kronos Bio, Inc.
Condensed Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2022	2021
Operating expenses:
Research and development	$24,438	$17,594
General and administrative	11,927	8,584
Total operating expenses	36,365	26,178
Loss from operations	(36,365)	(26,178)
Other income (expense), net:
Interest and other income, net	102	92
Total other income (expense), net	102	92
Net loss	(36,263)	(26,086)
Other comprehensive income (loss):
Net unrealized gain (loss) on available-for-sale securities	(131)	(4)
Net comprehensive loss	$(36,394)	$(26,090)
Net loss per share, basic and diluted	$(0.65)	$(0.48)
Weighted-average shares of common stock, basic and diluted	55,839,336	54,152,656

Kronos Bio, Inc.
Selected Balance Sheet Data
(in thousands, except share and per share amounts)
(Unaudited)

	March 31, 2022	December 31, 2021
Cash, cash equivalents and investments	$315,382	$339,509
Total assets	365,856	391,476
Total liabilities	48,836	46,379
Total stockholders’ equity	317,020	345,097

Contact:
Marni Kottle
Kronos Bio
415-218-7111
mkottle@kronosbio.com

Investors:
Claudia Styslinger
Argot Partners
212-600-1902
kronosbio@argotpartners.com

Media:
Sheryl Seapy
Real Chemistry
949-903-4750
sseapy@realchemistry.com